CUSIP NO. 717131 106                      Schedule 13D/A


                                                             Exhibit 99.1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) of Regulation 13d of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this statement and any subsequent amendments thereto.

Date:  January 7, 1998




/s/ LESLIE B. DANIELS
Leslie B. Daniels



/s/ RICHARD J. SCHMEELK
Richard J. Schmeelk



/s/ PETER M. GOTTSEGEN
Peter M. Gottsegen



/s/ PETER G. RESTLER
Peter G. Restler



/s/ DAVID VON KAUFFMANN
David von Kauffmann



/s/ MANFRED YU
Manfred Yu






ASTER S.A.


By:      /s/ JEAN JACQUES THEBAULT
         Jean Jacques Thebault
         President



GES INVESTMENTS, S.A.


By:      /s/ JEAN JACQUES THEBAULT
         Jean Jacques Thebault
         President